NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports Fourth-Quarter GAAP Operating Profit Decline of (39)%;
Fourth-Quarter Core Operating Profit Growth of +5%;
On Track with Strategic Transformation to Accelerate Growth

Louisville, KY (February 7, 2019) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth-quarter and year ended December 31, 2018. Fourth-quarter GAAP EPS was $1.04, a decrease of (17)%. Full-year GAAP EPS was $4.69, an increase of 24%. Fourth-quarter EPS excluding Special Items was $0.40, a decrease of (58)%. Full-year EPS excluding Special Items was $3.17, an increase of 7%.

GREG CREED & DAVID GIBBS COMMENTS
Greg Creed, CEO, said “I am very proud of what we have been able to accomplish in just two short years since we announced the transformation of Yum!. In 2018, our diverse portfolio of iconic brands generated over $49 billion in system sales and ended the year with over 48,000 restaurants. Focus on our four growth drivers, increased collaboration and a new mindset are fueling strong results. During 2018, system sales grew 5% with same store sales growth of 2%, and net unit growth of 4%, excluding the impact of Telepizza. Combined across our brands and led by over 2,000 world-class franchisees, we opened a record 8 gross new restaurants per day across the globe in 2018. As we move into 2019, we will continue to pursue even more growth, leverage our unprecedented scale, and maximize value for all Yum! stakeholders.”
David Gibbs, President, COO and CFO, continued “Fourth-quarter results were a strong finish to a solid year, and serve as a healthy foundation for our 2019 guidance. I am also pleased that we made significant progress on our transformation commitments in 2018, having achieved our goal of becoming at least 98% franchised. Our commitment to being more focused, more franchised and more efficient is strengthening our enviable business model. Yum! is well positioned to leverage our massive scale and expand our capabilities in order to improve franchise unit economics and accelerate growth.”

SUMMARY FINANCIAL TABLE

	Fourth Quarter			Full Year
	2018	2017	% Change	2018	2017	% Change
GAAP EPS	$1.04	$1.26	(17)	$4.69	$3.77	+24
Special Items EPS[1]	$0.64	$0.30	NM	$1.52	$0.81	NM
EPS Excluding Special Items	$0.40	$0.96	(58)	$3.17	$2.96	+7
1See Reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

All comparisons are versus the same period a year ago. As required, we adopted a new accounting standard on revenue recognition effective January 1, 2018. Prior year results have not been restated for this change. See the Other Items section of this release for further details.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • Website www.yum.com/investors

FOURTH-QUARTER HIGHLIGHTS

●	Worldwide system sales excluding foreign currency translation grew 6%, with Taco Bell at 9%, KFC at 7% and Pizza Hut at 2%.
●	We opened 865 net new units and added 1,282 Telepizza units for 7% net unit growth.
●
We refranchised 331 restaurants, including 227 KFC and 104 Taco Bell units, for pre-tax proceeds of $380 million. We recorded net refranchising gains of $255 million in Special Items. As of quarter end, our global franchise ownership mix increased to 98%.

●	We repurchased 7.8 million shares totaling $696 million at an average price of $90.
●	We reflected the change in fair value of our investment in Grubhub by recording $171 million of pre-tax investment expense, resulting in a negative ($0.41) impact to EPS on the quarter.
●	Foreign currency translation unfavorably impacted divisional operating profit by $14 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+7	+3	+5	(6)	(1)
Pizza Hut Division[1]	+2	Even	+10	Even	+3
Taco Bell Division	+9	+6	+3	+7	+7
Worldwide[1]	+6	+3	+7	(39)	+5
1Pizza Hut Division and Worldwide net new units include Telepizza units.

FULL-YEAR HIGHLIGHTS

●	Worldwide system sales excluding foreign currency translation grew 5%, with KFC at 6%, Taco Bell at 6% and Pizza Hut at 1%.
●	We opened 1,757 net new units and added 1,282 Telepizza units for 7% net unit growth.
●	We refranchised 660 restaurants, including 364 KFC, 97 Pizza Hut and 199 Taco Bell units, for pre-tax proceeds of $825 million, recording net refranchising gains of $540 million in Special Items.
●	We repurchased 28.2 million shares totaling $2.4 billion at an average price of $85.
●	We reflected the change in fair value of our investment in Grubhub by recording $14 million of pre-tax investment income, resulting in a positive $0.03 impact to EPS on the year.
●	Foreign currency translation favorably impacted divisional operating profit by $1 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+6	+2	+5	(2)	(2)
Pizza Hut Division	+1	Even	+10	+2	+2
Taco Bell Division	+6	+4	+3	+2	+2
Worldwide[1]	+5	+2	+7	(17)	Even
1Pizza Hut Division and Worldwide net new units include Telepizza units.

KFC DIVISION

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Restaurants	22,621	21,487	+5	NA	22,621	21,487	+5	NA
System Sales ($MM)	7,049	6,827	+3	+7	26,239	24,515	+7	+6
Same-Store Sales Growth (%)	+3	+3	NM	NM	+2	+3	NM	NM
Franchise & Property Revenues ($MM)	357	351	+2	+6	1,294	1,182	+10	+9
Operating Profit ($MM)	255	271	(6)	(1)	959	981	(2)	(2)
Operating Margin (%)	37.2	33.4	3.8	3.6	36.3	31.6	4.7	4.6

	Fourth Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+8	+2	+8	Even
Same-Store Sales Growth	+4	+1	+3	+1

●	KFC Division opened 650 new international restaurants during the quarter.
○ For the year, KFC Division opened 1,558 new international restaurants in 87 countries.
●
Operating margin increased 3.8 percentage points for the quarter and 4.7 percentage points for the year driven by refranchising and same-store sales growth, partially offset by the gross up of advertising and other franchise service revenues.

●	Foreign currency translation unfavorably impacted operating profit by $12 million for the quarter and had no impact for the year.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Fourth Quarter (% Change)	Year-to-Date (% Change)
China	27%	+9	+7
United States	17%	+2	Even
Asia	12%	+4	+5
Russia & Eastern Europe	8%	+16	+20
Australia	7%	+6	+5
United Kingdom	6%	+1	(2)
Latin America	5%	+13	+12
Western Europe	5%	+11	+11
Africa	4%	+10	+8
Middle East / Turkey / North Africa	4%	+11	+12
Canada	2%	+1	+2
Thailand	2%	+11	+9
India	1%	+17	+20
1Refer to www.yum.com/investors/financial-information/financial-reports for a list of the countries within each of the markets.
2Reflects full year 2018.

PIZZA HUT DIVISION

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Restaurants	18,431	16,748	+10	NA	18,431	16,748	+10	NA
System Sales ($MM)	3,357	3,369	Even	+2	12,212	12,034	+1	+1
Same-Store Sales Growth (%)	Even	+1	NM	NM	Even	Even	NM	NM
Franchise & Property Revenues ($MM)	166	175	(5)	(3)	598	608	(2)	(2)
Operating Profit ($MM)	91	91	Even	+3	348	341	+2	+2
Operating Margin (%)	33.1	38.8	(5.7)	(5.4)	35.3	38.2	(2.9)	(2.9)

	Fourth Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+3	+1	+2	Even
Same-Store Sales Growth	Even	+1	(2)	+2

●	Pizza Hut Division opened 352 new international restaurants during the quarter.
○ For the year, Pizza Hut Division opened 860 new international restaurants in 76 countries.
●	Pizza Hut Division added 1,282 Telepizza units during the quarter.
●
Operating margin decreased 5.7 percentage points for the quarter and 2.9 percentage points for the year driven by the gross up of advertising and other franchise service revenues partially offset by refranchising.

●	Foreign currency translation unfavorably impacted operating profit by $2 million for the quarter and favorably impacted operating profit by $1 million for the year.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Fourth Quarter (% Change)	Year-to-Date (% Change)
United States	46%	+1	Even
China	17%	(2)	(1)
Asia	13%	+3	+4
Europe	10%	+6	+2
Latin America	6%	+5	+2
Middle East / Turkey / North Africa	4%	+4	+3
Canada	2%	+3	+2
India	1%	+14	+19
Africa	<1%	+60	+44
1Refer to www.yum.com/investors/financial-information/financial-reports for a list of the countries within each of the markets.
2Reflects full year 2018 and does not include any impact from Telepizza.

TACO BELL DIVISION

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Restaurants	7,072	6,849	+3	NA	7,072	6,849	+3	NA
System Sales ($MM)	3,346	3,087	+8	+9	10,786	10,145	+6	+6
Same-Store Sales Growth (%)	+6	+2	NM	NM	+4	+4	NM	NM
Franchise & Property Revenues ($MM)	186	163	+14	+14	590	521	+13	+13
Operating Profit ($MM)	191	179	+7	+7	633	619	+2	+2
Operating Margin (%)	31.9	33.6	(1.7)	(1.7)	30.8	32.9	(2.1)	(2.1)

●	Taco Bell Division opened 151 new restaurants during the quarter.
	○	For the year, Taco Bell Division opened 309 new restaurants, including 94 international new restaurants.
●
Operating margin decreased 1.7 percentage points for the quarter and 2.1 percentage points for the year driven by the gross up of advertising and other franchise service revenues offset by refranchising and same-store sales growth.

OTHER ITEMS

●
Effective January 1, 2018, we adopted the new accounting standard on revenue recognition. As a result, we are now required to recognize upfront fees, such as initial and renewal fees we receive from franchisees, as revenue over the term of the related franchise agreement. We also record incentive payments we may make to franchisees (e.g., equipment funding provided under the KFC U.S. Acceleration Agreement) as a reduction of revenue over the period of expected cash flows from the franchise agreements to which the payment relates. Under our historical accounting, we recognized upfront fees from franchisees in full upon commencement of the related franchise agreements and incentive payments made to franchisees when we were obligated to make the payment.

Additionally, the new accounting standard requires us to begin recording other revenues we receive from franchisees and the related expenses on a gross basis within our Income Statement. Previously, these revenues and expenses, the largest of which relate to franchisee contributions to and subsequent expenditures from advertising cooperatives we consolidate, were reported on a net basis within our Income Statement. We have reported these revenues and expenses in our Income Statement on the two new line items of franchise contributions for advertising and other services and Franchise advertising and other services expense.

Prior results have not been restated for the impact of this accounting change and therefore remain reported as they have been historically.  However, the adoption was done on a modified retrospective basis resulting in the current year impact being reported as if the now-required accounting had been in place since the inception of currently active franchise agreements or when Franchise incentive payments were originally made.  As a result of the new standard, core operating profit growth was negatively impacted by six percentage points during the fourth quarter and two percentage points on a full-year basis.

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the 2018 Form 10-K.
●
Our Effective Tax Rate and Effective Tax Rate Before Special Items were negatively impacted due to a reserve of approximately $20 million we recorded in the quarter ended December 31, 2018. The reserve related to a dispute concerning the income tax rate to be applied to our 2018 income in a foreign market.

●
During the fourth quarter of 2018 a subsidiary of Taco Bell Corp. issued $1.45 billion of Securitization Notes. Proceeds were used to repay $0.8 billion of existing securitization notes issued in 2016, repay the then $0.3 billion outstanding balance on the Revolving Facility and for general corporate purposes including capital return to shareholders.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Thursday, February 7, 2019. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 6587363.

The call will be available for playback beginning at 11:15 a.m. Eastern Time Thursday, February 7, 2019 through Thursday, April 11, 2019. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 6587363.

The webcast and playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors/events-presentations and selecting “Q4 2018 Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at www.yum.com/investors. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP results are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees, and the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; recent Tax Legislation (defined below) and other tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Information regarding the impact of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”) consists of preliminary estimates which are forward-looking statements and are subject to change. Information regarding the impact of Tax Legislation is based on our current calculations, as well our current interpretations, assumptions and expectations relating to Tax Legislation, which are subject to further ongoing change.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 48,000 restaurants in more than 140 countries. The company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over eight new restaurants per day on average, making it a leader in global retail development. In 2018, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. In 2019, Yum! Brands was named to the Bloomberg Gender-Equality Index for the second consecutive year.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer, at 888/298-6986
Kelly Knybel, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/18	12/31/17		12/31/18	12/31/17
Revenues
Company sales	$477	$890	(46)	$2,000	$3,572	(44)
Franchise and property revenues	709	687	3	2,482	2,306	8
Franchise contributions for advertising and other services	372	—	N/A	1,206	—	N/A
Total revenues	1,558	1,577	(1)	5,688	5,878	(3)

Costs and Expenses, Net
Company restaurant expenses	376	731	49	1,634	2,954	45
General and administrative expenses	264	300	12	895	999	10
Franchise and property expenses	61	76	20	188	237	21
Franchise advertising and other services expense	374	—	N/A	1,208	—	N/A
Refranchising (gain) loss	(255)	(752)	(66)	(540)	(1,083)	(50)
Other (income) expense	(3)	7	NM	7	10	NM
Total costs and expenses, net	817	362	NM	3,392	3,117	(9)

Operating Profit	741	1,215	(39)	2,296	2,761	(17)
Investment (income) expense, net	176	(2)	NM	(9)	(5)	88
Other pension (income) expense	4	5	22	14	47	70
Interest expense, net	122	120	(2)	452	445	(1)
Income before income taxes	439	1,092	(60)	1,839	2,274	(19)
Income tax provision	105	656	84	297	934	68
Net income	334	436	(23)	1,542	1,340	15

Effective tax rate	24.0%	60.1%	36.1 ppts.	16.2%	41.1%	24.9 ppts.

Basic EPS
EPS	$1.07	$1.29	(17)	$4.80	$3.86	24
Average shares outstanding	313	337	7	322	347	7

Diluted EPS
EPS	$1.04	$1.26	(17)	$4.69	$3.77	24
Average shares outstanding	320	345	7	329	355	7

Dividends declared per common share	$0.36	$0.30		$1.44	$0.90

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/18	12/31/17		12/31/18	12/31/17

Company sales	$187	$463	(60)	$894	$1,928	(54)
Franchise and property revenues	357	351	2	1,294	1,182	10
Franchise contributions for advertising and other services	142	—	N/A	456	—	N/A
Total revenues	686	814	(16)	2,644	3,110	(15)

Company restaurant expenses	158	395	60	775	1,639	53
General and administrative expenses	103	111	7	350	370	5
Franchise and property expenses	29	37	19	107	117	8
Franchise advertising and other services expenses	140	—	N/A	452	—	N/A
Other (income) expense	1	—	NM	1	3	NM
Total costs and expenses, net	431	543	21	1,685	2,129	21
Operating Profit	$255	$271	(6)	$959	$981	(2)

Restaurant margin	15.6%	14.6%	1.0 ppts.	13.3%	15.0%	(1.7) ppts.

Operating margin	37.2%	33.4%	3.8 ppts.	36.3%	31.6%	4.7 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/18	12/31/17		12/31/18	12/31/17

Company sales	$14	$59	(76)	$69	$285	(76)
Franchise and property revenues	166	175	(5)	598	608	(2)
Franchise contributions for advertising and other services	95	—	N/A	321	—	N/A
Total revenues	275	234	18	988	893	11

Company restaurant expenses	13	59	77	69	271	74
General and administrative expenses	56	60	8	197	211	7
Franchise and property expenses	17	24	32	45	68	35
Franchise advertising and other services expenses	99	—	N/A	328	—	N/A
Other (income) expense	(1)	—	NM	1	2	NM
Total costs and expenses, net	184	143	(29)	640	552	(16)
Operating Profit	$91	$91	Even	$348	$341	2

Restaurant margin	4.7%	2.4%	2.3 ppts.	(0.1)%	5.3%	(5.4) ppts.

Operating margin	33.1%	38.8%	(5.7) ppts.	35.3%	38.2%	(2.9) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/18	12/31/17		12/31/18	12/31/17

Company sales	$276	$368	(25)	$1,037	$1,359	(24)
Franchise and property revenues	186	163	14	590	521	13
Franchise contributions for advertising and other services	135	—	N/A	429	—	N/A
Total revenues	597	531	12	2,056	1,880	9

Company restaurant expenses	206	282	27	793	1,054	25
General and administrative expenses	56	66	14	177	188	6
Franchise and property expenses	11	6	(87)	28	22	(31)
Franchise advertising and other services expenses	135	—	N/A	428	—	N/A
Other (income) expense	(2)	(2)	NM	(3)	(3)	NM
Total costs and expenses, net	406	352	(15)	1,423	1,261	(13)
Operating Profit	$191	$179	7	$633	$619	2

Restaurant margin	25.2%	23.1%	2.1 ppts.	23.5%	22.4%	1.1 ppts.

Operating margin	31.9%	33.6%	(1.7) ppts.	30.8%	32.9%	(2.1) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	12/31/2018	12/31/2017
ASSETS
Current Assets
Cash and cash equivalents	$292	$1,522
Accounts and notes receivable, less allowance: $31 in 2018 and $19 in 2017	561	400
Prepaid expenses and other current assets	354	384
Advertising cooperative assets, restricted	—	201
Total Current Assets	1,207	2,507

Property, plant and equipment, net of accumulated depreciation and amortization of $1,116 in	1,237	1,594
2018 and $1,342 in 2017
Goodwill	525	512
Intangible assets, net	242	214
Other assets	724	345
Deferred income taxes	195	139
Total Assets	$4,130	$5,311

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$911	$813
Income taxes payable	69	123
Short-term borrowings	321	375
Advertising cooperative liabilities	—	201
Total Current Liabilities	1,301	1,512

Long-term debt	9,751	9,429
Other liabilities and deferred credits	1,004	704
Total Liabilities	12,056	11,645

Shareholders' Deficit
Common stock, no par value, 750 shares authorized; 306 shares and 332 shares issued in 2018 and 2017, respectively	—	—
Accumulated deficit	(7,592)	(6,063)
Accumulated other comprehensive loss	(334)	(271)
Total Shareholders' Deficit	(7,926)	(6,334)
Total Liabilities and Shareholders' Deficit	$4,130	$5,311

 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year ended
	12/31/18	12/31/17
Cash Flows - Operating Activities
Net income	$1,542	$1,340
Depreciation and amortization	137	253
Refranchising (gain) loss	(540)	(1,083)
Investment (income) expense, net	(9)	(5)
Contributions to defined benefit pension plans	(16)	(55)
Deferred income taxes	(11)	634
Share-based compensation expense	50	65
Changes in accounts and notes receivable	(66)	(19)
Changes in prepaid expenses and other current assets	—	(10)
Changes in accounts payable and other current liabilities	(68)	(173)
Changes in income taxes payable	65	(55)
Other, net	92	138
Net Cash Provided by Operating Activities	1,176	1,030

Cash Flows - Investing Activities
Capital spending	(234)	(318)
QuikOrder acquisition, net of cash acquired	(66)	—
Investment in Grubhub Inc. common stock	(200)	—
Proceeds from refranchising of restaurants	825	1,773
Other, net	(12)	17
Net Cash Provided by Investing Activities	313	1,472

Cash Flows - Financing Activities
Proceeds from long-term debt	1,556	1,088
Repayments of long-term debt	(1,264)	(385)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings, by original maturity
More than three months - proceeds	59	—
More than three months - payments	(59)	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(2,390)	(1,960)
Dividends paid on Common Stock	(462)	(416)
Debt issuance costs	(13)	(32)
Other, net	(47)	(90)
Net Cash Used in Financing Activities	(2,620)	(1,795)
Effect of Exchange Rate on Cash and Cash Equivalents	(63)	61
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(1,194)	768

Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	1,668	831
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$474	$1,599

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•
System sales and System sales excluding the impacts of foreign currency translation ("FX"). System sales include the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our Concepts. Sales of franchise restaurants typically generate ongoing franchise and license fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Consolidated Statements of Income; however, the franchise and license fees are included in the Company’s revenues. We believe System sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates our primary revenue drivers, Company and franchise same-store sales as well as net unit growth.

•	Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•	Effective Tax Rate excluding Special Items;

•	Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (b), (c), (d), (e), (f), (g), (h) and (i) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year ended
	12/31/18	12/31/17	12/31/18	12/31/17
Detail of Special Items
Refranchising gain (loss)(b)	$255	$752	$540	$1,083
YUM's Strategic Transformation initiatives(c)	(6)	(8)	(8)	(23)
Costs associated with Pizza Hut U.S. Transformation Agreement(d)	(3)	(11)	(6)	(31)
Costs associated with KFC U.S. Acceleration Agreement(e)	—	(5)	(2)	(17)
Non-cash credits (charges) associated with share-based compensation(f)	—	—	3	(18)
Other Special Items Income	2	4	3	7
Special Items Income - Operating Profit	248	732	530	1,001
Special Items - Other Pension Income (Expense)(g)	—	—	—	(23)
Special Items Income before Income Taxes	248	732	530	978
Tax Benefit (Expense) on Special Items(h)	(47)	(192)	(96)	(256)
Tax Benefit (Expense) - U.S. Tax Act(i)	4	(434)	66	(434)
Special Items Income, net of tax	$205	$106	$500	$288
Average diluted shares outstanding	320	345	329	355
Special Items diluted EPS	$0.64	$0.30	$1.52	$0.81

Reconciliation of GAAP Operating Profit to Core Operating Profit
Consolidated
GAAP Operating Profit	$741	$1,215	$2,296	$2,761
Special Items Income	248	732	530	1,001
Foreign Currency Impact on Divisional Operating Profit	(14)	N/A	1	N/A
Core Operating Profit	$507	$483	$1,765	$1,760

	Quarter ended		Year ended
	12/31/18	12/31/17	12/31/18	12/31/17
KFC Division
GAAP Operating Profit	$255	$271	$959	$981
Foreign Currency Impact on Divisional Operating Profit	(12)	N/A	—	N/A
Core Operating Profit	$267	$271	$959	$981

Pizza Hut Division
GAAP Operating Profit	$91	$91	$348	$341
Foreign Currency Impact on Divisional Operating Profit	(2)	N/A	1	N/A
Core Operating Profit	$93	$91	$347	$341

Taco Bell Division
GAAP Operating Profit	$191	$179	$633	$619
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$191	$179	$633	$619

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.04	$1.26	$4.69	$3.77
Special Items Diluted EPS	0.64	0.30	1.52	0.81
Diluted EPS excluding Special Items	$0.40	$0.96	$3.17	$2.96

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	24.0%	60.1%	16.2%	41.1%
Impact on Tax Rate as a result of Special Items	(8.5)%	51.8%	(4.2)%	22.3%
Effective Tax Rate excluding Special Items	32.5%	8.3%	20.4%	18.8%

Reconciliation of Company sales to System sales
Consolidated
GAAP Company sales	$477	$890	$2,000	$3,572
Franchise sales	13,275	12,393	47,237	43,122
System sales	13,752	13,283	49,237	46,694
Foreign Currency Impact on System sales	(340)	N/A	186	N/A
System sales, excluding FX	$14,092	$13,283	$49,051	$46,694

KFC Division
GAAP Company sales	$187	$463	$894	$1,928
Franchise sales	6,862	6,364	25,345	22,587
System sales	7,049	6,827	26,239	24,515
Foreign Currency Impact on System sales	(266)	N/A	142	N/A
System sales, excluding FX	$7,315	$6,827	$26,097	$24,515

	Quarter ended		Year ended
	12/31/18	12/31/17	12/31/18	12/31/17
Pizza Hut Division
GAAP Company sales	$14	$59	$69	$285
Franchise sales	3,343	3,310	12,143	11,749
System sales	3,357	3,369	12,212	12,034
Foreign Currency Impact on System sales	(69)	N/A	47	N/A
System sales, excluding FX	$3,426	$3,369	$12,165	$12,034

Taco Bell Division
GAAP Company sales	$276	$368	$1,037	$1,359
Franchise sales	3,070	2,719	9,749	8,786
System sales	3,346	3,087	10,786	10,145
Foreign Currency Impact on System sales	(5)	N/A	(3)	N/A
System sales, excluding FX	$3,351	$3,087	$10,789	$10,145

2019 EPS GUIDANCE

We have also provided certain forward-looking guidance using non-GAAP measurements. Specifically, in connection with the announcement of our strategic transformation initiatives in 2016, we announced a 2019 Diluted EPS target of at least $3.75 (“2019 Adjusted EPS Target”). This 2019 Adjusted EPS Target was intended to exclude:

•	Any impact from changes in FX rates (i.e. FX rates were assumed not to change from those in place when we determined the 2019 Adjusted EPS Target in 2016)

•	Any Special Items; and

•	The impact of the 53rd week in 2019 for our U.S. businesses and certain international subsidiaries that report on a period calendar;

Additionally, we acquired an interest in Grubhub common stock subsequent to our original determination of the 2019 Adjusted EPS Target and thus are excluding any resulting mark-to-market adjustment for that investment from the 2019 Adjusted EPS target.

At this time, we are unable to forecast any Special Items or Grubhub mark-to-market adjustments for 2019, and therefore cannot provide an estimate of 2019 EPS on a GAAP basis. The forecasted impacts of FX and the 53rd week on our 2019 Adjusted EPS Target are shown below. This impact of FX has been determined as the difference in translating our current local currency forecasts for 2019 at current FX forward rates and FX rates at the time the 2019 Adjusted EPS target was determined in 2016.

Reconciliation of Non-GAAP Amounts - 2019 Adjusted EPS Target
2019 Diluted EPS with no forecasted impact of Special Items or Grubhub mark-to-market	At least $3.77
Foreign Currency Impact	0.04
Impact of 53rd Week	(0.06)
2019 Adjusted EPS Target	At least $3.75

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/31/18	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$686	$275	$597	$—	$1,558

Company restaurant expenses	158	13	206	(1)	376
General and administrative expenses	103	56	56	49	264
Franchise and property expenses	29	17	11	4	61
Franchise advertising and other services expense	140	99	135	—	374
Refranchising (gain) loss	—	—	—	(255)	(255)
Other (income) expense	1	(1)	(2)	(1)	(3)
Total costs and expenses, net	431	184	406	(204)	817
Operating Profit (loss)	$255	$91	$191	$204	$741

Quarter Ended 12/31/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$814	$234	$531	$(2)	$1,577

Company restaurant expenses	395	59	282	(5)	731
General and administrative expenses	111	60	66	63	300
Franchise and property expenses	37	24	6	9	76
Refranchising (gain) loss	—	—	—	(752)	(752)
Other (income) expense	—	—	(2)	9	7
Total costs and expenses, net	543	143	352	(676)	362
Operating Profit (loss)	$271	$91	$179	$674	$1,215

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/31/18	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$2,644	$988	$2,056	$—	$5,688

Company restaurant expenses	775	69	793	(3)	1,634
General and administrative expenses	350	197	177	171	895
Franchise and property expenses	107	45	28	8	188
Franchise advertising and other services expense	452	328	428	—	1,208
Refranchising (gain) loss	—	—	—	(540)	(540)
Other (income) expense	1	1	(3)	8	7
Total costs and expenses, net	1,685	640	1,423	(356)	3,392
Operating Profit (loss)	$959	$348	$633	$356	$2,296

Year Ended 12/31/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$3,110	$893	$1,880	$(5)	$5,878

Company restaurant expenses	1,639	271	1,054	(10)	2,954
General and administrative expenses	370	211	188	230	999
Franchise and property expenses	117	68	22	30	237
Refranchising (gain) loss	—	—	—	(1,083)	(1,083)
Other (income) expense	3	2	(3)	8	10
Total costs and expenses, net	2,129	552	1,261	(825)	3,117
Operating Profit (loss)	$981	$341	$619	$820	$2,761

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters and years ended December 31, 2018 and December 31, 2017 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended December 31, 2018 and 2017 of $255 million and $752 million, respectively, that have been reflected as Special Items. During the years ended December 31, 2018 and 2017, we recorded net refranchising gains of $540 million and $1.1 billion, respectively, that have been reflected as Special Items.

The fourth quarter 2018 net refranchising gains related primarily to refranchising Taco Bell restaurants in the U.S. and KFC restaurants in Russia. The fourth quarter 2017 net refranchising gains related primarily to refranchising KFC restaurants in Thailand, Australia and the UK, and the refranchising of Taco Bell, KFC and Pizza Hut restaurants in the U.S.

(c)
In the fourth quarter of 2016, we announced our plan to transform our business. Major features of the Company's strategic transformation plans involve being more focused on development of our three brands, increasing our franchise ownership and creating a leaner, more efficient cost structure (“YUM’s Strategic Transformation Initiatives”). During the quarters ended December 31, 2018 and 2017, we recognized Special Item charges of $6 million and $8 million, respectively, related to these initiatives. During the years ended December 31, 2018 and 2017, we recognized Special Item charges of $8 million and $23 million, respectively. In the fourth quarters of 2018 and 2017, these costs related primarily to contract termination costs that were recorded within G&A. During the remainder of 2018 and 2017, these costs related primarily to severance and relocation costs that were recorded within G&A.

(d)
On May 1, 2017, we reached an agreement with our Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and includes a permanent commitment to incremental advertising contributions by franchisees beginning in 2018. In connection with this agreement, we recognized Special Item charges of $3 million and $11 million for the quarters ended December 31, 2018 and December 31, 2017. During the years ended December 31, 2018 and December 31, 2017, we recognized Special Item charges of $6 million and $31 million, respectively. The majority of these costs were recorded within Franchise and property expenses.

(e)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement, we recognized Special Item charges of less than $1 million and $5 million for the quarters ended December 31, 2018 and December 31, 2017. During the years ended December 31, 2018 and December 31, 2017, we recognized Special Item charges of $2 million and $17 million, respectively. The majority of these costs were recorded within Franchise and property expenses.

(f)
In connection with the separation of Yum China, we modified certain share-based compensation awards held as part of our Executive Income Deferral Plan in YUM stock to provide one Yum China share-based award for each outstanding YUM share-based award. Through October 31, 2018, these Yum China awards could be settled in cash, as opposed to stock, which requires recognition of the fair value of these awards within G&A in our Consolidated Income Statement. During both the quarters ended December 31, 2018 and 2017, we recorded a non-cash Special Item change of less than $1 million related to these awards. During the years ended December 31, 2018 and 2017, we recorded a non-cash Special Item credit of $3 million and a non-cash Special Item charge of $18 million, respectively, related to these awards.

(g)
We recorded a non-cash charge of $22 million related to the adjustment of certain historical deferred vested liability balances in our qualified U.S. plan during the first quarter of 2017.  Additionally, during the fourth quarter of 2016 the Company allowed certain former employees with deferred vested balances in the YUM Retirement Plan an opportunity to voluntarily elect an early payout of their pension benefits.  In connection with this program we incurred an additional Special Items settlement charge of $1 million during the third quarter of 2017.  These charges are recorded in Other pension (income) expense.

(h)
Tax Benefit (Expense) on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.  Additionally, during the second quarter of 2018, we recorded a $19 million increase to our Income tax provision for the correction of an error associated with the tax recorded on a prior year divestiture, the effects of which were previously recorded as a Special Item.

(i)
During the quarter and year ended December 31, 2018, we recorded $4 million and $66 million decreases, respectively, related to our provisional tax expense recorded in the fourth quarter of 2017 associated with the Tax Cuts and Jobs Act of 2017 ("Tax Act") that was reported as a Special Item.  These amounts included tax benefit in the quarter and year ended December 31, 2018 related to current year U.S. foreign tax credits that became realizable directly as a result of the impact of deemed repatriation tax expense associated with the Tax Act.